Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

June 27, 2017

Park-Ohio Industries, Inc.

6065 Parkland Blvd.

Cleveland, Ohio 44124

Re:	Registration Statement on Form S-4 Filed by Park-Ohio Industries, Inc. Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel for Park-Ohio Industries, Inc., an Ohio corporation (the “Company”), and the Subsidiary Guarantors (as defined below), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $350,000,000 aggregate principal amount of 6.625% Senior Notes due 2027 of the Company (the “Exchange Notes”) for an equal principal amount of 6.625% Senior Notes due 2027 of the Company outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of April 17, 2017 (the “Indenture”), by and among the Company, the guarantors listed on Annex A hereto (each, a “Covered Guarantor” and, collectively, the “Covered Guarantors”), the guarantors listed on Annex B hereto (each, an “Other Guarantor” and, collectively, the “Other Guarantors”; such Other Guarantors and the Covered Guarantors are collectively referred to as the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Guarantee” and, collectively, the “Guarantees”) on an unsecured senior basis by the Subsidiary Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH · RIYADH SAN DIEGO • SAN FRANCISCO • SÃO PAULO · SHANGHAI • SILICON VALLEY · SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Park-Ohio Industries, Inc. June 27, 2017 Page 2

2. The Guarantee of the Exchange Notes (each, an “Exchange Guarantee”) of each Covered Guarantor, when it is issued and delivered in exchange for the Guarantee of the Outstanding Notes (each, an “Outstanding Guarantee”) of that Covered Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Covered Guarantor.

3. The Exchange Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the Outstanding Guarantee of that Other Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Other Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of the opinions expressed herein, we have assumed that: (i) the Trustee has authorized, executed and delivered the Indenture; (ii) the Outstanding Notes have been, and the Exchange Notes will be, duly authenticated by the Trustee in accordance with the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

For the purposes of our opinion set forth in paragraph 3 above, we have further assumed that (a) each of the Other Guarantors is a corporation or limited liability company existing and in good standing under the laws of its jurisdiction of incorporation or organization as listed opposite such Other Guarantor’s name on Annex B hereto (each, a “Jurisdiction”); (b) the Indenture and the Exchange Guarantees (i) have been authorized by all necessary corporate or limited liability company action, as applicable, of each of the Other Guarantors and (ii) have been executed and delivered by each of the Other Guarantors under the laws of the applicable Jurisdiction; and (c) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Exchange Guarantees by each of the Other Guarantors do not violate or conflict with the laws of the applicable Jurisdiction, the provisions of its articles of incorporation, bylaws or other similar formation or organizational documents, as applicable, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to such Other Guarantor or its properties.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

Park-Ohio Industries, Inc. June 27, 2017 Page 3

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors. The opinions expressed herein are limited to (i) the laws of the State of Ohio, (ii) the laws of the State of Texas, (iii) the laws of the State of Illinois, (iv) the laws of the State of Michigan, (v) the laws of the Commonwealth of Pennsylvania, and (vi) the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, in each case of (i) through (vi) as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Park-Ohio Industries, Inc. June 27, 2017 Page 4

Annex A

Covered Guarantors

Name of Covered Guarantor	Jurisdiction of Incorporation or Organization
Ajax Tocco Magnethermic Corporation	Ohio
Apollo Aerospace Components LLC	Ohio
ATBD, Inc.	Ohio
Bates Rubber, Inc.	Ohio
Control Transformer, Inc.	Ohio
Elastomeros Tecnicos Moldeados, Inc.	Texas
EP Cleveland Holdings, Inc.	Delaware
EP Realty Holdings, Inc.	Delaware
Feco, Inc.	Illinois
Fluid Routing Solutions, LLC	Delaware
Gateway Industrial Supply LLC	Ohio
General Aluminum Mfg. Company	Ohio
Induction Management Services, LLC	Michigan
Integrated Holding Company	Ohio
Integrated Logistics Holding Company	Ohio
Integrated Logistics Solutions, Inc.	Ohio
Lewis & Park Screw & Bolt Company	Ohio
Park-Ohio Forged & Machined Products LLC	Ohio
Park-Ohio Products, Inc.	Ohio
Pharmaceutical Logistics, Inc.	Ohio
Pharmacy Wholesale Logistics, Inc.	Ohio
P-O Realty LLC	Ohio
POVI L.L.C.	Ohio
Precision Machining Connection LLC	Ohio
RB&W Ltd.	Ohio
RB&W Manufacturing LLC	Ohio
Red Bird, Inc.	Ohio
Snow Dragon LLC	Ohio
ST Holding Corp.	Ohio
STMX, Inc.	Ohio
Summerspace, Inc.	Ohio
Supply Technologies LLC	Ohio
Supply Technologies Procurement Company, Inc.	Delaware

Park-Ohio Industries, Inc. June 27, 2017 Page 5

The Ajax Manufacturing Company	Ohio
The Clancy Bing Company	Pennsylvania
TW Manufacturing Co.	Ohio
WB&R Acquisition Company, Inc.	Pennsylvania

Park-Ohio Industries, Inc. June 27, 2017 Page 6

Annex B

Other Guarantors

Name of Other Guarantor	Jurisdiction of Incorporation or Organization
Blue Falcon Travel, Inc.	Alabama
Tocco, Inc.	Alabama
Autoform Tool & Manufacturing, LLC	Indiana